Q1 Fiscal 2019 Supplemental Slides December 6, 2018

Disclaimer These forward looking statements involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in filings that United Natural Foods, Inc. (the “Company”) has made under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on September 24, 2018 and other filings the Company makes with the SEC, and include, but are not limited to the Company’s dependence on principal customers; the Company's sensitivity to general economic conditions, including changes in disposable income levels and consumer spending trends; the Company’s ability to realize anticipated benefits of its acquisitions and dispositions, in particular, its acquisition of SUPERVALU; the possibility that restructuring and other charges and costs we may incur in connection with the sale or closure of SUPERVALU's retail operations will exceed current estimates; the Company's reliance on the continued growth in sales of higher margin natural and organic foods and non-food products in comparison to lower margin conventional products; increased competition in the Company's industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers and online distributors; increased competition as a result of continuing consolidation of retailers in the natural product industry and the growth of supernatural chains; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company and to achieve the efficiencies and cost savings from these efforts; the addition or loss of significant customers or material changes to the Company’s relationships with these customers; volatility in fuel costs; volatility in foreign exchange rates; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; moderated supplier promotional activity, including decreased forward buying opportunities; union -organizing activities that could cause labor relations difficulties and increased costs; and the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so. This presentation also contains certain non-GAAP financial measures such as adjusted diluted earnings per common share, adjusted estimated diluted earnings per common share, adjusted EBITDA, and estimated adjusted EBITDA. The reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the appendix to this presentation. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting these non-GAAP financial measures aids in making period-to- period comparisons and is a meaningful indication of its estimated operating performance. The Company's management utilizes and plans to utilize this non-GAAP financial information to compare the Company's operating performance during certain fiscal periods to the comparable periods in the other fiscal years and, in certain cases, to internally prepared projections. 2 Better Food. Better Future.

First Quarter Fiscal 2019 Supplemental Presentation This material is provided as a supplement to UNFI’s December 6, 2018 press release announcing first quarter results for the period ended October 27, 2018. Q1 FY 2019 3 Better Food. Better Future.

Key accomplishments First Quarter Fiscal 2019 • Completed the acquisition of SUPERVALU • Grew legacy UNFI sales by nearly 8% • Integration work proceeding as planned • Affirming cost synergy outlook of more than $185M in year 4 4 Better Food. Better Future.

Sales: Q1 FY18 to Q1 FY19 First quarter sales increased by over $400M 224 $2,868 ($’s in Millions) 28 3 (19) 174 $2,458 Q1 FY 18 Sales Supernatural Natural Product Supermarkets Other SUPERVALU Q1 FY 19 Sales Retailers 5 Better Food. Better Future.

Adjusted EBITDA: Q1 FY18 to Q1 FY19 First quarter Adjusted EBITDA impacted by customer mix and labor costs ($’s in Thousands) 2,327 $86,194 7,275 84,824 (4,122) 814 2,351 $77,549 Q1 F18 Reported Definition Change Q1 F18 Adjusted Adj Op Income Depr/Amort Share based comp Disc Ops Q1 F19 Actual Adjusted EBITDA (share based EBITDA – New (see Adjusted EBITDA comp) Definition reconciliation) Adjusted EBITDA is defined as net income / (loss) plus provision for income taxes, depreciation and amortization, total other expense (including interest), share based compensation expense, and certain adjustments determined by management. 6 Better Food. Better Future.

Integration Integration lead by highly experienced leaders from both organizations • Distribution center welcome week visits • Customer meetings • Joint town halls with associates • Tactical execution • Early synergies 7 Better Food. Better Future.

Synergies

Sources of Cost Synergies


Operational
34%
Overhead
66%

Timeline to Achieve


25%
65%
95%
100%
Year 1
Year 2
Year 3
Year 4

One-Time Costs


$ in millions
$125
$35
$110
Year 1
Year 2-Year 5
Deal Costs
Costs to Achieve

Cost Synergies

- More than $175 million in cost synergies in year 3 net of reverse synergies and excludes one-time costs in year 3; expect more than $185 million in cost synergies in year 4
- Assessing opportunities to accelerate synergy realization

One-Time Costs

- Costs to Achieve: reflects restructuring and integration costs to achieve synergies. Deal costs include advisor and consulting fees
- One-time costs including deal and integration costs for year 1 are expected to be ~$125 million; excludes costs or charges associated with divestiture of retail banners or stores.
- Higher than prior estimate based on inventory fair value adjustment and accounting for change in control payments. No change to use of cash.
- Costs in year 3 through year 5 are primarily related to IT integration

8 | Better Food. Better Future.

Retail Divestiture All banners reported in Discontinued Operations Continue to operate near term Announced sale on 11/30/18 Exit expected to be All stores sold or closed as of 11/16/18 complete by the end of the second quarter of fiscal 2019 Previously announced pending sale for 5 of 8 stores currently open 9 Better Food. Better Future.

Retail Divestitures Reporting Implications As long as banners remain, continuing operations is burdened with meaningful costs previously reported in SUPERVALU’s retail segment Allocated Corporate Overhead Costs previously included in SUPERVALU’s retail segment that are required to remain in continuing operations. Fixed or Indirect Supply In total, these items will burden continuing operations by Chain Costs nearly $80 million in fiscal 2019 which will be eliminated or mitigated as the banners are sold or stores closed. Certain Store Leases 10 Better Food. Better Future.

Q1 Capital Structure Company intends to apply all free cash flow to paying down debt ($'s in Millions) Maturity Rate Balance Secured term loan B-1 October 2025 L + 4.25% $ 1,800 Secured term loan B-2 October 2019 L + 2.00% 150 $2.1B ABL revolver October 2023 L + 1.25% / Prime + 0.25% 1,327 Unsecured notes & premium (SVU) (1) November 2018 6.75% / 7.75% 547 Capital leases Various Various 211 Equipment loan October 2023 5.735% 42 Total Debt (face value) $ 4,077 Balance sheet cash (54) Restricted cash - SVU notes (2) (547) Total Debt Net of Cash (face value) $ 3,476 (1) Includes $530M of SVU notes principal and $17M of prepayment premiums (classified as debt on balance sheet). (2) There is an additional $19M of Restricted cash on the Q1FY19 balance sheet, which was set aside to pay accrued interest on SVU notes when redeemed on 11/21/18. 11 Better Food. Better Future.

Fiscal 2019 Guidance – 53 weeks Consolidated UNFI – Assumes existing retail store base operated through Fiscal 2019 Sales • $21.5 - $22.0 billion • $650 - $665 million Adjusted EBITDA • Including discontinued operations • $181 - $191 million Interest Expense • Includes non-cash interest expense related to amortization of financing fees and original issue discount, etc. Tax Rate • Expect to pay cash taxes related to continuing operations of less than $20 million. Earnings Per Share • $(0.19) - $0.01 Adjusted Earnings Per Share • $1.69 - $1.89, excluding restructuring, merger and integration related costs 12 Better Food. Better Future.

Fiscal 2019 Guidance – What’s Changed Changes to Adjusted EPS Guidance Driven By • Higher depreciation/amortization expense equal to Purchase Accounting approximately $1.05 per share vs. prior guidance • Increased due to shift in debt markets, SUPERVALU’s Q2 Interest Expense results, and related unexpected financing costs • First quarter came in below expectations Q1 Results • Identified trends carried into rest of year (as appropriate) • Current performance below prior expectations o Challenging environment contributing to soft sales trends SUPERVALU o Accelerated network realignment costs o Gross margins • More meaningful than Continuing Ops given the interplay between Consolidated Guidance Retail and Wholesale 13 Better Food. Better Future.

Appendix 14 Better Food. Better Future.

Reconciliation – Q1 FY19 and Q1 FY18 Adjusted EBITDA 15 Better Food. Better Future.

Reconciliation – FY19 Guidance For Adjusted EPS 16 Better Food. Better Future.

Reconciliation – FY19 Guidance For Adjusted EBITDA 17 Better Food. Better Future.

Definition of Adjusted EBITDA Revised definition meant to be a better representation of cash flow Net Earnings / (Loss) +/- Provision for income taxes + Depreciation and amortization + Total other expense (includes interest expense) + Share based compensation expense - Net periodic benefit income (pension/OPEB) +/- Certain adjustments determined by management Adjusted EBITDA 18 Better Food. Better Future.